Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-128202 and No. 333-134249 on Forms S-8 and the Registration Statement No. 333-146121 and No. 333-157631 on Forms S-3 of Parke Bancorp, Inc. of our report, dated March 22, 2013, relating to our audit of the 2012 Consolidated Financial Statements of Parke Bancorp, Inc., appearing in the Annual Report to Shareholders, which report is incorporated in this Annual Report on Form 10-K of Parke Bancorp, Inc. for the year ended December 31, 2012.

/s/ McGladrey, LLP
Blue Bell, Pennsylvania
March 22, 2013